UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 15, 2007

LYONDELL CHEMICAL COMPANY

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-10145	95-4160558
(Commission File Number)	(I.R.S. Employer Identification No.)

1221 McKinney Street, Suite 700, Houston, Texas	77010
(Address of principal executive offices)	(Zip Code)

(713) 652-7200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

See “Completion of Acquisition or Disposition of Assets” in Item 2.01.

Item 2.01	Completion of Acquisition or Disposition of Assets

On May 15, 2007, Lyondell Chemical Company (“Lyondell”) completed the sale of its worldwide inorganic chemicals business to The National Titanium Dioxide Co. Ltd. (Cristal) pursuant to a previously filed Sale and Purchase Agreement (the “Agreement”). Lyondell’s inorganic chemicals business was conducted through two indirect subsidiaries of Lyondell, Millennium Worldwide Holdings I Inc. and Millennium US Op Co, LLC, and the business included nine titanium dioxide plants located in the United States, Australia, Brazil, France and the United Kingdom, and a mineral sands mine located in Brazil.

At the closing of the sale, Lyondell received $1.143 billion in cash which is the base purchase price of $1.05 billion from Cristal, in addition to the assumption by Cristal of specified liabilities, as adjusted pursuant to certain provisions in the Agreement to include estimated closing cash and estimated changes in net working capital and specified indebtedness of the inorganic chemicals business. Lyondell expects to realize estimated after-tax proceeds of approximately $1.05 billion.

In connection with the completion of the sale, on May 15, 2007, Millennium Chemicals Inc. (“Millennium Chemicals”), Millennium America Inc. (“Millennium America”), and Millennium Inorganic Chemicals Ltd (“MIC Ltd”) terminated the Credit Agreement (the “Credit Agreement”) dated August 22, 2005, as amended, among Millennium Chemicals, Millennium America, MIC Ltd, the lenders party thereto including JPMorgan Chase Bank, N.A. as Administrative Agent and Collateral Agent. The Credit Agreement consisted of (1) a $125,000,000 Senior Secured Revolving Credit Facility, with Millennium America as borrower, (2) a $25,000,000 Senior Secured Revolving Credit Facility, with MIC Ltd as borrower and (3) a $100,000,000 Senior Secured Term Loan, with MIC Ltd as borrower. In connection with the sale, MIC Ltd is no longer a subsidiary of Lyondell. Millennium Chemicals and Millennium America remain as subsidiaries of Lyondell.

Also in connection with the completion of the sale, on May 15, 2007, Millennium Inorganic Chemicals Limited, a United Kingdom former subsidiary of Lyondell, terminated its €60 million, five-year revolving credit facility with, among others, Bank of America, N.A. as agent, and certain banks and financial institutions as lenders thereto.

The press release regarding the completion of the sale is being filed with this Current Report on Form 8-K as Exhibit 99.1.

Item 8.01 Other Items

Certain of the risk factors from Lyondell’s Annual Report on Form 10-K for the year ended December 31, 2006 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 have been restated to reflect the sale of Lyondell’s worldwide inorganic chemicals business on May 15, 2007. The risk factors for Lyondell are being filed with this Current Report on Form 8-K as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits

(b)	Pro Forma Financial Information

Unaudited Pro Forma Condensed Consolidated Financial Statements

On May 15, 2007, Lyondell Chemical Company (Lyondell) completed the sale of its worldwide inorganic chemicals business to The National Titanium Dioxide Co. Ltd. (Cristal). Lyondell’s inorganic chemicals business included nine titanium dioxide plants located in the United States, Australia, Brazil, France and the United Kingdom, and a mineral sands mine located in Brazil. At the closing of the sale, Lyondell received $1.143 billion in cash, in addition to the assumption by Cristal of specified liabilities.

The following unaudited pro forma condensed consolidated balance sheet and statements of income for Lyondell are based on Lyondell’s historical consolidated financial statements as of March 31, 2007, and for the years ended December 31, 2006, 2005, and 2004. These statements are adjusted to reflect the pro forma effects of the sale of Lyondell’s inorganic chemicals business. The unaudited pro forma condensed consolidated balance sheet as of March 31, 2007 assumes the sale of the inorganic chemicals business occurred as of that date, and the unaudited pro forma condensed consolidated statements of income for the years ended December 31, 2006, 2005, and 2004 assume the sale occurred on January 1, 2004. Lyondell’s quarterly report on Form 10-Q dated March 31, 2007 presents the operations of the inorganic chemicals business as discontinued operations. Accordingly, a pro forma condensed statement of income for the three-month period ended March 31, 2007 is not presented as no adjustments would be necessary to reflect the transaction, other than the elimination of those discontinued operations.

The unaudited pro forma condensed consolidated balance sheet and statements of income should be read together with the consolidated financial statements of Lyondell as of and for the periods ended March 31, 2007 and December 31, 2006 included in our quarterly and annual reports on Forms 10-Q and 10-K, respectively. These pro forma statements do not necessarily reflect the results of operations or financial position of Lyondell that would have resulted had the transaction actually been consummated as of such dates, and are not necessarily indicative of the future results of operations or the future financial position of Lyondell.

LYONDELL CHEMICAL COMPANY

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF MARCH 31, 2007

Millions of dollars	Lyondell Historical	Pro Forma Adjustments			Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$211		$1,143	(a)	$1,253
			(101	)(b)
Accounts receivable, net	1,996				1,996
Inventories	2,019				2,019
Prepaid expenses and other current assets	165				165
Deferred tax assets	103				103
Current assets held for sale	716		(716	)(c)	—

Total current assets	5,210		326		5,536

Property, plant and equipment, net	8,531				8,531

Investments and long-term receivables	900				900
Goodwill, net	1,373				1,373
Other assets, net	885				885
Long-Term assets held for sale	1,097		(1,097	)(c)	—

Total assets	17,996		(771)		17,225

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current maturities of long-term debt	$163	$			$163
Accounts payable	2,110				2,110
Accrued liabilities	931		85	(d)	1,016
Current liabilities associated with assets held for sale	316		(313	)(c)	—
			(3	)(b)

Total current liabilities	3,520		(231)		3,289

Long-term debt	7,920				7,920

Other liabilities	1,319				1,319
Deferred income taxes	1,450				1,450
Long-term liabilities associated with assets held for sale	428		(330	)(c)	—
			(98	)(b)

Minority interest	113				113

Stockholders' equity	3,246		1,143	(a),(e)	3,134
			(1,170	)(c),(e)
			(85	)(d),(e)

Total liabilities and stockholders’ equity	$17,996		$(771)		$17,225

See notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

LYONDELL CHEMICAL COMPANY

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2006

Millions of dollars, except share and per share data	Lyondell Historical	Pro Forma Adjustments		Pro Forma
Sales and other operating revenues	$22,228	$(1,346	)(c)	$20,882

Operating costs and expenses	21,159	(1,917	)(c)	19,242

Operating income	1,069	571		1,640

Interest expense	(631)	(17	)(c)	(648)

Interest income	41	(2	)(c)	39
Other income	36	1	(c)	37

Income from equity investments:
Houston Refining LP	73	—		73
Other	5	—		5

Income from continuing operations before income taxes	593	553	(c)	1,146
Provision for income taxes	407	(23	)(c)	384

Income from continuing operations	$186	$576		$762

Basic earnings per share from continuing operations	$0.75			$3.08

Diluted earnings per share from continuing operations	$0.72			$2.93

Basic weighted average shares outstanding (in millions)	247.6			247.6

Diluted weighted average shares outstanding (in millions)	260.3			260.3

See notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

LYONDELL CHEMICAL COMPANY

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2005

Millions of dollars, except share and per share data	Lyondell Historical	Pro Forma Adjustments		Pro Forma
Sales and other operating revenues	$18,606	$(1,349	)(c)	$17,257

Operating costs and expenses	17,338	(1,329	)(c)	16,009

Operating income	1,268	(20)		1,248

Interest expense	(649)	15	(c)	(634)

Interest income	46	(14	)(c)	32
Other expense	(39)	2	(c)	(37)

Income from equity investments:
Houston Refining LP	123			123
Other	1			1

Income from continuing operations before income taxes	750	(17	)(c)	733
Provision for income taxes	219	(13	)(c)	206

Income from continuing operations	$531	$(4)		$527

Basic earnings per share from continuing operations	$2.16			$2.14

Diluted earnings per share from continuing operations	$2.04			$2.03

Basic weighted average shares outstanding (in millions)	245.9			245.9

Diluted weighted average shares outstanding (in millions)	259.9			259.9

See notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

LYONDELL CHEMICAL COMPANY

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2004

Millions of dollars, except share and per share data	Lyondell Historical	Pro Forma Adjustments		Pro Forma
Sales and other operating revenues	$5,946	$(96	)(c)	$5,850

Operating costs and expenses	5,860	(172	)(c)	5,688

Operating income	86	76		162

Interest expense	(463)			(463)

Interest income	14	(1	)(c)	13
Other expense	(11)			(11)

Income from equity investments:
Houston Refining LP	303			303
Equistar Chemicals, LP	141			141
Other	7			7

Income from continuing operations before income taxes	77	75	(c)	152
Provision for income taxes	23	(8	)(c)	15

Income from continuing operations	$54	$83		$137

Basic earnings per share from continuing operations	$0.29			$0.75

Diluted earnings per share from continuing operations	$0.29			$0.74

Basic weighted average shares outstanding (in millions)	183.2			183.2

Diluted weighted average shares outstanding (in millions)	186.0			186.0

See notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

Note 1 – Pro forma adjustments

(a)	To reflect receipt of cash proceeds from the sale of $1.143 billion.

(b)	To reflect repayment of debt of $101 million required to be repaid as a result of the sale.

(c)	To eliminate inorganic chemicals assets and liabilities held for sale at March 31, 2007, and related activity for the respective years. The pro forma statements of income do not reflect any benefit from the use of proceeds of the sale. The interest expense related to the debt required to be repaid as a result of the sale is eliminated as part of the activity of discontinued operations.

(d)	To reflect estimated income taxes of $85 million payable as a result of the sale.

(e)	The net pro forma charge to stockholders’ equity resulting from the sale of the inorganic chemicals business consists of the following components (in millions), which are not included in the pro forma condensed combined statements of income:

Proceeds of the sale	$1,143
Net carrying value of inorganic chemicals business held for sale	(1,170)

(27)
Accumulated other comprehensive income associated with discontinued operations	64

Pro forma pre-tax gain on sale	37

Pro forma income taxes resulting from sale	(85)

Pro forma net loss on sale	(48)

Accumulated other comprehensive income associated with discontinued operations reclassified to retained earnings within stockholders’ equity	(64)

Pro forma net charge to stockholders’ equity	$(112)

(d)	Exhibits.

99.1 Press Release

99.2 Risk Factors

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LYONDELL CHEMICAL COMPANY

By:	/s/ Kerry A. Galvin
Name:	Kerry A. Galvin
Title:	Senior Vice President and General Counsel

Date: May 21, 2007

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release

99.2	Risk Factors